Exhibit 99.1

FOR IMMEDIATE RELEASE

GateHouse Media, Inc. Announces Third Quarter 2006 Results

Third Quarter 2006 Highlights

•	Revenues increased 88.6% to $97.5 million in the third quarter 2006 from the third quarter 2005. Revenues for the nine months ended September 30, 2006 were $216.9 million.

•	Operating income was $9.0 million for the third quarter 2006 and $23.0 million for the nine months ended September 30, 2006.

•	As Adjusted EBITDA increased 55.5% to $20.4 million in the third quarter 2006 from the third quarter 2005. As Adjusted EBITDA for the nine months ended September 30, 2006 was $46.0 million.

•	Levered Free Cash Flow in the third quarter 2006 was $9.1 million, excluding $2.7 million in interest expense on the second lien debt and $0.3 million in interest expensed on the revolving credit facility. The second lien debt was paid off completely and the outstanding balance of the revolving credit facility was repaid with proceeds from the initial public offering. Including the interest expensed on the second lien debt and revolving credit facility, levered free cash flow would have been $6.1 million.

•	Declared third quarter 2006 dividend of $0.32 per common share. The dividend was paid in October 2006.

Subsequent Events to Third Quarter 2006

•	Initial public offering of 13,800,000 shares went effective and started trading on October 25, 2006 and over-allotment of 2,070,000 shares was exercised on November 3, 2006, raising $265.7 million before offering expenses, after deducting the underwriting discount.

•	Repaid in full and terminated its $152.0 million second lien term loan credit facility from a portion of its initial public offering net proceeds. Repaid the outstanding balance under the $40.0 million revolving credit facility from a portion of its initial public offering net proceeds.

FAIRPORT, N.Y., November 15, 2006-GateHouse Media, Inc. (the “Company” or “GateHouse Media”) (NYSE: GHS) today reported financial results for the quarter ended September 30, 2006.

The Company recorded revenues of $97.5 million, operating income of $9.0 million, a net loss of $11.4 million and As Adjusted EBITDA of $20.4 million for the third quarter ended September 30, 2006. Additionally the Company recorded revenues of $216.9 million, operating income of $23.0 million, a net loss of $9.4 million and As Adjusted EBITDA of $46.0 for the nine months ended September 30, 2006. As Adjusted EBITDA included non-recurring costs of $1.1 million and $3.2 million for the third quarter and nine months ended September 30, 2006, respectively.

Michael E. Reed, GateHouse Media’s CEO, commented, “We recently completed our successful initial public offering and at the same time executed on our plan to drive revenues and profits in the third quarter. In addition to our operational strength, we continue to see a strong supply of attractive acquisition opportunities. I am very proud of the dedicated efforts of our team and the accomplishments we have achieved and look forward to our future as a public company and to updating investors in February after our first full quarter as a public company.”

The Company’s revenues remained stable on a same publication basis in the third quarter during a very difficult revenue environment for the newspaper industry in general. This performance underscores the benefits of the Company’s focus on local content and advertising. Advertising and circulation revenue were slightly higher in the third quarter 2006 from the third quarter 2005 on a same publication sales basis, excluding acquisitions since the third quarter 2005, increasing by $0.1 million on a consolidated basis over the previous year.

GateHouse Media also experienced significant growth in its online revenue and audience development. “The Company’s online strategy and key initiatives are underway, and I am very happy with this progress,” noted Michael Reed. “Third quarter online revenues were $1.2 million, an increase of 79.2% on a same store basis over the previous period.”

The Company’s balance sheet following the initial public offering has been significantly strengthened. Long-term debt has been reduced to $558.0 million as of October 30, 2006 from $732.9 million as of September 30, 2006 through the repayment of $174.9 million of indebtedness from cash from the offering. Cash from the offering, net of debt repayment, offering expenses and underwriters’ discounts and after the exercise of the underwriters’ over-allotment, was approximately $77.0 million. The Company’s access to capital through its credit facility and revolver capacity, coupled with its cash on-hand, put it in a strong position to pursue strategic opportunities.

Dividend

GateHouse Media intends to pay a regular quarterly cash dividend to the holders of its common stock. For the third quarter of 2006, GateHouse Media paid a dividend of $0.32 per share of common stock, in October 2006, to holders of record of GateHouse Media’s common stock on September 26, 2006.

About GateHouse Media, Inc.

GateHouse Media, Inc. is one of the largest publishers of locally based print and online media in small and midsize markets in the United States. As of September 30, 2006, GateHouse Media’s portfolio of products, which included 423 community publications and more than 230 related websites, served over 125,000 business advertisers and reached approximately 9 million people on a weekly basis.

As Adjusted EBITDA

GateHouse Media’s management utilizes As Adjusted EBITDA to evaluate the Company’s performance. This metric is based on Adjusted EBITDA, which excludes non-cash expenses such as interest expense, depreciation and amortization, income tax expense (benefit) and other non-recurring items. As Adjusted EBITDA also excludes other non-cash items such as non-cash compensation and non-recurring integration and reorganization costs.

Levered Free Cash Flow

GateHouse Media’s management also utilizes Levered Free Cash Flow to evaluate the Company’s performance because that metric will be used, along with other criteria, to determine the funds available for paying the regular quarterly dividend. This metric is based on As Adjusted EBITDA, as defined above, less capital expenditures, cash taxes and interest expense.

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended September 30, 2006	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2006	Period from January 1, 2005 to June 5, 2005	Period from June 6, 2005 to September 30, 2005
	(Successor)	(Successor)	(Successor)	(Predecessor)	(Successor)
Revenues:
Advertising	$74,265	$38,348	$163,449	$63,172	$49,749
Circulation	16,700	8,442	36,056	14,184	10,836
Commercial printing and other	6,543	4,905	17,417	8,134	6,361

Total revenues	97,508	51,695	216,922	85,490	66,946
Operating costs and expenses:
Operating costs	50,316	25,403	109,861	40,007	34,748
Selling, general and administrative	28,264	13,398	63,124	26,210	15,127
Depreciation and amortization	7,763	3,421	16,207	5,776	4,550
Transaction costs related to Merger	—	—	—	7,703	2,850
Integration and reorganization costs and management fees paid to prior owner	1,121	654	3,217	768	654
Impairment of long-lived assets	897	—	897	—	—
Loss on sale of assets	170	—	611	—	—

Operating income	8,977	8,819	23,005	5,026	9,017
Interest expense-debt	13,300	5,204	25,665	13,232	6,494
Interest expense-dividends on mandatorily redeemable preferred stock	—	—	—	13,484	—
Amortization of deferred financing costs	226	28	341	643	38
Loss on early extinguishment of debt	—	—	702	5,525	—
Unrealized loss (gain) on derivative instrument	1,241	(7,957)	(1,364)	—	(7,957)

(Loss) income from operations before income taxes	(5,790)	11,544	(2,339)	(27,858)	10,442
Income tax expense (benefit)	5,570	4,487	7,028	(3,027)	4,189

Net (loss) income	$(11,360)	$7,057	$(9,367)	$(24,831)	$6,253

Basic (loss) earnings per share	$(0.51)	$0.32	$(0.42)	$(0.12)	$0.28
Diluted (loss) earnings per share	$(0.51)	$0.32	$(0.42)	$(0.12)	$0.28
Basic weighted average shares outstanding	22,221,652	22,197,500	22,219,876	215,883,300	22,197,500
Diluted weighted average shares outstanding	22,221,652	22,215,563	22,219,876	215,883,300	22,433,200

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

	September 30, 2006	December 31, 2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,777	$3,063
Accounts receivable, net of allowance for doubtful accounts of $3,128 and $1,509 at September 30, 2006 and December 31, 2005, respectively	43,183	22,587
Inventory	4,734	3,421
Prepaid expenses	4,194	1,392
Deferred income taxes	2,960	2,121
Other current assets	587	366
Assets held for sale	1,072	—

Total current assets	59,507	32,950
Property, plant, and equipment, net of accumulated depreciation of $8,497 and $2,878 at September 30, 2006 and December 31, 2005, respectively	100,838	60,017
Goodwill	512,826	316,691
Intangible assets, net of accumulated amortization of $15,266 and $5,111 at September 30, 2006 and December 31, 2005, respectively	396,077	217,104
Deferred financing costs, net	6,534	753
Other assets	11,154	11,211
Long-term assets held for sale	3,889	—

Total assets	$1,090,825	$638,726

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$3,071
Current portion of long-term liabilities	229	224
Accounts payable	5,296	1,616
Accrued expenses	23,037	10,505
Deferred revenue	14,652	8,851
Dividend payable	7,361	—
Liabilities held for sale	243	—

Total current liabilities	50,818	24,267
Long-term liabilities:
Borrowings under revolving credit facility	10,905	8,500
Long-term debt, less current portion	722,000	301,355
Long-term liabilities, less current portion	895	505
Deferred income taxes	78,316	72,043
Pension and other post-retirement benefit obligations	13,746	—

Total liabilities	876,680	406,670

Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding at September 30, 2006 and December 31, 2005	$—	$—
Common stock, $0.01 par value, 150,000,000 shares authorized, 23,009,000 shares and 22,640,000 shares issued at September 30, 2006 and December 31, 2005, respectively, and 23,003,000 and 22,640,000 shares outstanding at September 30, 2006 and December 31, 2005, respectively	222	222
Additional paid-in capital	223,767	226,178
Accumulated other comprehensive income	(2,621)	—
Deferred compensation	—	(3,909)
(Accumulated deficit) retained earnings	(7,163)	9,565
Treasury stock, at cost, 6,000 shares	(60)	—

Total stockholders’ equity	214,145	232,056

Total liabilities and stockholders’ equity	$1,090,825	$638,726

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30, 2006	Period from January 1, 2005 to June 5, 2005	Period from June 6, 2005 to September 30, 2005
	(Successor)	(Predecessor)	(Successor)
Cash flows from operating activities:
Net (loss) income	$(9,367)	$(24,831)	$6,253
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	16,207	5,776	4,550
Amortization of deferred financing costs	341	643	38
Unrealized gain on derivative instrument	(1,364)	—	(7,957)
Issuance of senior debentures in lieu of paying cash interest on senior discount debentures and senior debentures held by affiliates	—	4,765	—
Change in accrued interest on senior discount debentures and senior debentures held by affiliates	—	(389)	(21,129)
Non-cash compensation expense	1,048	—	294
Deferred taxes	6,906	(3,520)	4,155
Loss on sale of assets	611	—	—
Loss on early extinguishment of debt	702	5,525	—
Interest expense-dividends on mandatorily redeemable preferred stock	—	13,484	—
Non-cash transaction costs related to Merger	—	953	—
Impairment of long-lived assets	897	—	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	(2,871)	(656)	1,410
Inventory	(16)	74	(364)
Prepaid expenses and other assets	460	(226)	194
Accounts payable	1,255	223	(50)
Accrued expenses	1,738	(2,227)	(7,686)
Deferred revenue	(926)	(71)	(233)
Other long-term liabilities	568	(95)	(171)

Net cash provided by (used in) operating activities	16,189	(572)	(20,696)

Cash flows from investing activities:
Purchases of property, plant, and equipment	(6,384)	(1,015)	(1,213)
Proceeds from sale of publications and other assets	2,859	—	—
Acquisition of GateHouse Media, Inc., net of cash acquired	—	—	(21,588)
Acquisition of CP Media, net of cash acquired	(231,672)	—	—
Acquisition of Enterprise NewsMedia, LLC, net of cash acquired	(181,337)	—	—
Other acquisitions, net of cash acquired	(11,828)	(80)	(3,850)

Net cash used in investing activities	(428,362)	(1,095)	(26,651)

Cash flows from financing activities:
Extinguishment of senior subordinated notes, net of fees	—	(182,813)	—
Extinguishment of senior discount notes, held by third parties	—	(20,184)	—
Extinguishment of senior preferred stock, held by third parties	—	(11,361)	—
Payment of debt issuance costs	(6,310)	(2,350)	(771)
Net borrowings (repayments) under term loans	722,000	216,448	(1,382)
Net borrowings under revolving credit facility	2,405	—	33,500
Extinguishment of senior debentures	—	—	(69,200)
Contributed capital	—	—	221,975
Extinguishment of senior preferred stock, related to Merger	—	—	(134,321)
Extinguishment of credit facility, net of fees	(304,426)	—	—
Payment of deferred offering costs	(1,972)	—	—
Issuance of common stock	250	—	—
Purchase of treasury stock	(60)	—	—

Net cash provided by (used in) financing activities	411,887	(260)	49,801

Net (decrease) increase in cash and cash equivalents	(286)	(1,927)	2,454
Cash and cash equivalents at beginning of period	3,063	3,276	1,349

Cash and cash equivalents at end of period	$2,777	$1,349	$3,803

Non-GAAP Financial Measures

A non-GAAP financial measure is generally defined as one that purports to measure historical or future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable GAAP measure. GateHouse Media defines and uses Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow, non-GAAP financial measures, as set forth below.

Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow

We define Adjusted EBITDA as net income (loss) before income tax expense (benefit), depreciation and amortization and other non-recurring items. We define As Adjusted EBITDA as Adjusted EBITDA before other non-cash items such as non-cash compensation and non-recurring integration and reorganization costs. We define Levered Free Cash Flow as As Adjusted EBITDA less capital expenditures, cash taxes and interest expense.

Management’s Use of Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow

Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow are not measurements of financial performance under GAAP and should not be considered in isolation or as alternatives to income from operations, net income (loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. GateHouse Media believes these non-GAAP measures, as defined above, are helpful in identifying trends in its day-to-day performance because the items excluded have little or no significance on its day-to-day operations. These measures provide assessments of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance. They provide indicators for management to determine if adjustments to current spending decisions are needed.

Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow provide GateHouse Media with measures of financial performance, independent of items that are beyond the control of management in the short-term, such as depreciation and amortization, taxation and interest expense associated with its capital structure. These metrics measure GateHouse Media’s financial performance based on operational factors that management can impact in the short-term, namely the cost structure or expenses of the organization. Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow are some of the metrics used by senior management and the board of directors to review the financial performance of the business on a monthly basis.

Limitations of Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow

Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow have limitations as analytical tools. They should not be viewed in isolation or as substitutes for GAAP measures of earnings or cash flows. Material limitations in making the adjustments to GateHouse Media’s earnings to calculate Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow and using these non-GAAP financial measures as compared to GAAP net income (loss), include: the cash portion of interest expense, income tax (benefit) provision and non-recurring charges related to gain (loss) on sale of facilities and extinguishment of debt activities generally represent charges (gains), which may significantly affect GateHouse Media’s financial results.

An investor or potential investor may find these items important in evaluating GateHouse Media’s performance, results of operations and financial position. GateHouse Media uses non-GAAP financial measures to supplement its GAAP measures in order to provide a more complete understanding of the factors and trends affecting its business.

Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow are not alternatives to net income, income from operations or cash flows provided by or used in operations as calculated and presented in accordance with GAAP. You should not rely on Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow as substitutes for any such GAAP financial measures. GateHouse Media strongly urges you to review the reconciliation of net (loss) income to Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow, along with its consolidated financial statements included elsewhere in this release. GateHouse Media also strongly urges you to not rely on any single financial measure to evaluate its business. In addition, because Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow are not measures of financial performance under GAAP and are susceptible to varying calculations, the Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow measures, as presented in this release, may differ from and may not be comparable to similarly titled measures used by other companies.

The table below shows the reconciliation of net (loss) income to Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow for the periods presented (in thousands):

	Three Months Ended September 30, 2006		Three Months Ended September 30, 2005	Nine Months Ended September 30, 2006		Period from January 1, 2005 to June 5, 2005	Period from June 6, 2005 to September 30, 2005
	(Successor)		(Successor)	(Successor)		(Predecessor)	(Predecessor)
Net (loss) income	$(11,360)		$7,057	$(9,367)		$(24,831)	$6,253
Income tax expense (benefit)	5,570		4,487	7,028		(3,027)	4,189
Unrealized loss (gain) on derivative instrument	1,241		(7,957)	(1,364)		—	(7,957)
Loss on early extinguishment of debt	—		—	702		5,525	—
Amortization of deferred financing costs	226		28	341		643	38
Interest expense-dividends on mandatorily redeemable preferred stock	—		—	—		13,484	—
Interest expense-debt	13,300		5,204	25,665		13,232	6,494
Impairment of long-lived assets	897		—	897		—	—
Transaction costs related to the Acquisitions and Merger	—		—	—		7,703	2,850
Depreciation and amortization	7,763		3,421	16,207		5,776	4,550

Adjusted EBITDA	17,637		12,240	40,109		18,505	16,417
Non-cash compensation and other expense	1,134		210	1,664		809	250
Non-cash portion of post-retirement benefits expense	317		—	422		—	—
Management fees paid to prior owners	—		—	—		768	—
Integration and reorganization costs	1,121		654	3,217		—	654
Loss on sale of assets	170		—	611		—	—

As Adjusted EBITDA	20,379		13,104	46,023		20,082	17,321
Capital expenditures	(939)		(870)	(6,384)		(1,015)	(1,213)
Interest expense-dividends on mandatorily redeemable preferred stock	—		—	—		(13,484)	—
Interest expense-debt	(10,322	)(a)	(5,204)	(22,687	)(a)	(13,232)	(6,494)

Levered Free Cash Flow	$9,118		$7,030	$16,952		$(7,649)	$9,614

(a)	Interest Expense-debt excludes $2.7 million in interest expense on the second lien debt and $0.3 million in interest expense on the revolving credit facility for the third quarter 2006. The second lien debt was paid off completely and the outstanding balance of the revolving credit facility was repaid with proceeds from the initial public offering.

Safe Harbor

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to progress made by the Company in its integration efforts, growth in revenues and cash flow and potential acquisition opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue” or other similar words or expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, our limited operating history on a combined basis, our ability to generate sufficient cash flow to cover required interest, long-term obligations and dividends, the effect of our indebtedness and long-term obligations on our liquidity, our ability to effectively manage our growth, unforeseen costs associated with the acquisition of new properties, our ability to find suitably priced acquisitions, our ability to integrate acquired assets and businesses, any increases in the price or reduction in the availability of newsprint, seasonal and other fluctuations affecting our revenues and operating results, any declines in circulation, our ability to obtain additional capital on terms acceptable to us, our vulnerability to economic downturns, regulatory changes or acts of nature in certain geographic areas, increases in competition for skilled personnel, departure of our key officers, increases in market interest rates, the cost and difficulty of complying with increasing and evolving regulation, and other risks detailed from time to time in GateHouse’s SEC reports, including its final Prospectus filed with the SEC pursuant to Rule 424(b) dated as of October 24, 2006. When considering forward- looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this press release and/or the associated earnings conference call. The factors discussed above and the other factors noted in our SEC filings could cause our actual results to differ significantly from those contained in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

For more information regarding GateHouse Media and to be added to our email distribution list, please visit http://www.gatehousemedia.com.

Contact Information

Francie Nagy, Investor Relations

1345 Avenue of the Americas, 46th Floor

New York, NY 10105

212.515.4625

Web site: http://www.gatehousemedia.com

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